UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934.

Filed by the Registrant	[ x ]

Filed by Party other than the Registrant	[ ]

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[ x ]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

ASIA PAYMENT SYSTEMS INC.
(Exact name of Registrant as specified in its charter.)

Commission File number 000-30013

Payment of Filing Fee (Check the appropriate box):

[ x ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

ASIA PAYMENT SYSTEMS, INC.
 800 5th Avenue, Suite 4100
Seattle, Washington 98104
(206) 447-1379

June 17, 2007

To Our Stockholders:

On behalf of the Board of Directors and management of ASIA PAYMENT SYSTEMS, INC., I cordially invite you to attend a Special Meeting of Asia Payment' s stockholders to be held on Tuesday, July 17, 2007, at 9:00 a.m., local time, at Suite 7A, Carfield Commercial Building, 75 Wyndham Street, Central, Hong Kong.

The matters to be considered at the meeting are as follows:

(1) An amendment to the Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") to increase the number of authorized shares of Common Stock from fifty million (50,000,000) to two hundred fifty million (250,000,000), par value $0.001 per share; and

(2) An amendment to the Company's Certificate of Incorporation to change the name of the Company from Asia Payment Systems, Inc. to Cardtrend International Inc.

It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend the Special Meeting in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the envelope provided.

Sincerely,

Charlie Rodriguez
Secretary

________________________________________________________________________________________________________________

ASIA PAYMENT SYSTEMS, INC.
 800 5th Avenue, Suite 4100
Seattle, Washington 98104
(206) 447-1379

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

July 17, 2007

Notice is hereby given that a Special Meeting of Stockholders of ASIA PAYMENT SYSTEMS, INC. (the Company) will be held on Tuesday, July 17, 2007, at 9:00 a.m., local time, at Suite 7A, Carfield Commercial Building, 75 Wyndham Street, Central, Hong Kong., for the purpose of considering and acting upon the following proposals:

(1) An amendment to the Company's Articles of Incorporation ("Articles of Incorporation") to increase the number of authorized shares of Common Stock from fifty million (50,000,000) to two hundred fifty million (250,000,000), par value $0.001 per share ("Authorized Share Increase"); and,

(2) An amendment to the Company's Certificate of Incorporation to change the name of the Company from Asia Payment Systems, Inc. to Cardtrend International Inc.

The Special Meeting may be adjourned or postponed from time to time (including to obtain a quorum or solicit additional votes in favor of the proposal), and at any reconvened meeting action on the proposed amendments to the Articles of Incorporation may be taken without further notice to stockholders unless required by our Bylaws.

If you were a stockholder of record at the close of business on June 11, 2007, you are entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof.

By order of the Board of Directors,

Charlie Rodriguez
June 17, 2007	Secretary

IMPORTANT: Whether or not you plan to attend, so that your vote will be counted at the Special Meeting, please mark, sign, date and return the enclosed proxy promptly, using the return envelope enclosed, or give your proxy by telephone or over the Internet by following the instructions on the proxy card.

ASIA PAYMENT SYSTEMS, INC.
 800 5th Avenue, Suite 4100
Seattle, Washington 98104
(206) 447-1379

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 17, 2007

Date of the Proxy Statement - June 17, 2007

GENERAL INFORMATION

Information About the Special Meeting

The Special Meeting will be held on Monday, July 17, 2007, at 9:00 a.m., local time, at Suite 7A, Carfield Commercial Building, 75 Wyndham Street, Central, Hong Kong.

Information About this Proxy Statement

We sent you this Proxy Statement and the enclosed proxy card because Asia Payment's Board of Directors is soliciting your proxy to vote your shares at the Special Meeting. If you own Asia Payment Common Stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting Charlie Rodriguez, Asia Payment's Secretary at (206) 447-1379. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the "SEC") and which is designed to assist you in voting your shares. On or about June 17, 2007, we began mailing this Proxy Statement and the enclosed proxy card to all stockholders of record at the close of business on June 11, 2007.

Matters to be Voted on at the Special Meeting

First, the amendment of our Articles of Incorporation to increase the number of authorized shares of Common Stock from fifty million (50,000,000) to two hundred and fifty million (250,000,000), par value $0.001 per share ("Share Increase Amendment").

Second, an amendment to our Certificate of Incorporation to change the name of the Company from Asia Payment Systems, Inc. to Cardtrend International Inc. ("Name Change Amendment").

The Board recommends that you vote FOR both the Share Increase Amendment and the Name Change Amendment.

Information About Voting

Stockholders can vote on matters presented at the Special Meeting in two ways:

(a) By Proxy. You can vote by signing, dating and returning the enclosed proxy card. If you do this, the proxies will vote your shares in the manner you indicate. If you do not indicate instructions on the card, your shares will be voted FOR the proposed amendment.

(b) In Person. You may attend the Special Meeting and cast your vote in person.

You may revoke your proxy at any time before it is exercised by sending a written notice (or other verifiable form of communication) notice of revocation to Asia Payment's Secretary, Charlie Rodriguez, prior to the Special Meeting, or by submitting a later-dated proxy to us.

Each Asia Payment common share and preferred share is entitled to one vote. As of the record date, June 11, 2007, there were 49,957,836 shares of Common Stock outstanding. Further there were 3,500,000 shares of Series A Preferred Stock outstanding and 2,500,000 shares of Series B Preferred Stock outstanding. A majority of each Class of Preferred and a majority of the Common Stock must approve of the proposals in order for them to pass.

Information Regarding Tabulation of the Vote

Asia Payment will appoint one or more inspectors of election to act at the special meeting and to make a written report thereof. Prior to the special meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares of Common Stock outstanding and the voting power of each, determine the shares of Common Stock represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The determination of the inspectors as to the validity of proxies will be final and binding.

Dissenter's Rights

The Nevada General Corporation Law does not provide for dissenters' rights in connection with any of the actions described in this Proxy Statement, and we will not provide stockholders with any such right independently.

Preferred Shareholder's

There were 3,500,000 shares of Series A Preferred Stock outstanding and 2,500,000 shares of Series B Preferred Stock outstanding on the record date. A majority of each Class of Preferred and a majority of the Common Stock must approve of the proposals in order for them to pass.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. Under the Bylaws, holders of Common Stock entitled to exercise a majority of the voting power of us, present in person or by proxy, shall constitute a quorum. Abstentions and broker non-votes, if any, are counted as present for establishing a quorum.

Information About Votes Necessary for Proposal to be Adopted

Approval by holders of a majority of the outstanding Common Stock will be required to approve both (i) the amendment to increase in the authorized shares of Common Stock from fifty million (50,000,000) to two hundred fifty million (250,000,000) and (ii) the amendment to change the name of the Company from Asia Payment Systems, Inc. to Cardtrend International Inc.

Abstentions and broker non-votes, if any, will be counted as votes against the amendments.

As of June 11, 2007, there were approximately 108 holders of record of outstanding shares of Common Stock.

Revocation of Proxies

If you give a proxy, you may revoke it at any time before it is exercised by giving notice to Asia Payment's Secretary in writing or by means of other verifiable communication prior to the Special Meeting or by submitting a later-dated proxy to us.

Costs of Proxy Solicitation

Asia Payment will pay all the costs of soliciting these proxies. In addition to solicitation by mail, proxies may be solicited personally, by telephone or personal interview by an officer or regular employee of Asia Payment. Asia Payment will also ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies, and reimburse them for expenses.

_______________________________________________________________________________________________________________

INFORMATION ABOUT ASIA PAYMENT COMMON SHARE OWNERSHIP

Beneficial Ownership of Shares

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 11, 2007 of each officer and director and by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common and/or preferred stock.

Where the Number of Shares Beneficially Owned includes shares which presently exercisable options may be purchased upon the exercise of outstanding stock options which are or within sixty days will become exercisable ("presently exercisable options") the percentage of class reported in this column has been calculated assuming the exercise of such.

Name and address of	Amount and nature of beneficial	Percent
Beneficial Owner	ownership	of Class
Officers and Directors:(1)

Robert Clarke (2)	7,286,480	14.59%

Ng King Kau (3)	1,037,182	2.08%
Ng King Kau (4)	635,568	18.12%

Low Kok Keng (5)	305,741	0.61%
Low Kok Keng (6)	900,000	36.00%

Charlie Rodriguez (7)	697,500	1.40%

Michael J. Oliver (8)	50,000	0.13%

Choo Jee Sam (8)	50,000	0.13%

Rosaline Tam (8)	50,000	0.13%

Wong Chee Leong (8) (9)	62,500	0.37%

All Officers and Directors as a Group (8 Persons)
Common shares	9,699,711	19.42%
Preferred shares Series A	635,568	18.16%
Preferred shares Series B	900,000	36.00%

Indigo Capital Limited	2,000,000	4.00%
8A Shun Ho Tower
24 Ice House Street
Central, Hong Kong

Bayview International Group Limited	1,900,00	3.80%
8A Shun Ho Tower
24 Ice House Street

(1)	The address for each of the Company's directors and executive officers is the Company's principal offices, Asia Payment Systems, Inc. 800 5th Avenue, Suite 4100, Seattle, WA 98104.

(2)

Includes 105,000 presently exercisable options for common stock and 20,000 common stock purchase warrants owned directly and 4,400,000 shares of common stock owned indirectly (2,000,000 owned by Indigo Capital, Ltd. and 1,900,000 owned by Bayview).

(3)	Includes 117,648 presently exercisable options for common stock directly owned.

(4)	Includes 635,568 Series A Preferred Shares.

(5)	Includes 141,454 presently exercisable options for common stock directly owned.

(6)	Includes 900,000 Series B Preferred Shares.

(7)	Includes 62,500 presently exercisable options for common stock directly owned.

(8)	Includes 117,648 presently exercisable options for common stock directly owned.

(9)	Appointed Chief Financial Officer on January 1, 2007.

PROPOSAL NUMBER 1

SHARE INCREASE AMENDMENT

The Board of Directors has approved, subject to stockholder approval, an amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from fifty million (50,000,000) to two hundred fifty million (250,000,000), par value $0.001 per share. The Board of Directors has determined that this amendment is advisable and in the best interests of us and our stockholders.

At the Special Meeting, stockholders will be asked to consider and vote upon this amendment. The Board of Directors recommends that stockholders vote FOR the amendment.

Reasons for the Amendment

We are currently authorized to issue 50,000,000 shares of common stock. Currently, there are 49,957,836 shares of common stock outstanding. After the increase in the authorized number of shares of Common Stock, there will be available for issuance, 200,042,164 shares of our Common Stock. The par value of our Common Stock will remain $0.001 per share. The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. The Increase Amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock would remain unchanged under the Increase Amendment.

The availability of additional authorized shares of Common Stock will enable us to satisfy our obligations to purchasers of its convertible preferred stock.

More generally, the increase in the authorized number of shares of Common Stock will enable us to engage in (i) possible future financings and (ii) such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans. The increase in the number of authorized shares of common stock will enable us to promptly take advantage of market conditions and the availability of favorable opportunities without the delay associated with holding a special meeting of stockholders at such time.

Certain Effects of the Amendment

The increase in authorized shares of Common Stock is not being proposed as a means of preventing or dissuading a change in control or takeover of us. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved Common Stock and preferred stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of us or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of Common Stock, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and our executive officers have no knowledge of any current effort to obtain control of us or to accumulate large amounts of Common Stock.

The holders of Common Stock are not entitled to preemptive rights with respect to the issuance of additional Common Stock or securities convertible into or exercisable for Common Stock. Accordingly, the issuance of additional Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed amendment to the Articles of Incorporation does not change the terms of the Common Stock. The additional Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.

We could also use the additional Common Stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although we have no present plans to do so. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the Common Stock. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

If approved by stockholders, it is anticipated that the amendment to the Articles of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State for the State of Nevada, which filing is expected to occur as soon as practicable after the Special Meeting.

The Board of Directors recommends a vote FOR the proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock.

PROPOSAL NUMBER 2

CHANGE THE NAME OF THE COMPANY FROM ASIA PAYMENT SYSTEMS, INC.
TO
CARDTREND INTERNATIONAL INC.

The Board of Directors recommends a vote FOR the proposal to amend the Articles of Incorporation to Change the Name of the Company to CardTrend International, Inc.

Reason for the Proposal

We have operated under the name of Asia Payment Systems Inc. We believe that CardTrend International Inc. is more indicative of our business. We are engaged in the business of developing the business of providing credit card transaction processing service, (both card-presence and card-not-presence for retail and e-commerce merchants, respectively, mainly in Japan and China), we also intend to provide business processes out-sourcing services and data processing services for medium- and small-size operators of payments and loyalty-rewards cards throughout Asia while continuing a primary focus on China, and expand our scope of business to include the issuance and sale of payments and loyalty-rewards cards to Asian consumers at large.

The Board of Directors recommends a vote FOR the proposal to amended the Articles of Incorporation and change the name of the Company from Asia Payment Systems, Inc. to CardTrend International Inc.

By order of the Board of Directors,

Charlie Rodriguez
Secretary

SPECIAL MEETING OF STOCKHOLDERS OF
ASIA PAYMENT SYSTEMS, INC.

July 17, 2007

Please complete, date, sign and mail your proxy card in the postage-paid envelope provided as soon as possible.

_____________________________________________________________________________________________________________

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE
OR BLACK INK.

______________________________________________________________________________________________________________

PROPOSAL NUMBER 1

Proposal to amend Asia Payment Systems Inc.'s Articles of Incorporation to increase the authorized shares of capital stock.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

PROPOSAL NUMBER 2

Proposal to amend Asia Payment Systems Inc.'s Articles of Incorporation to change its name from Asia Payment Systems Inc. to CardTrend International Inc.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear hereon. When shares are held jointly, each older should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership's name by authorized person.